UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 11, 2016

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Pfenex Inc. (the “Company”) and Wells Fargo Bank, National Association (“Wells Fargo”) had entered into that certain Amended and Restated Credit Agreement and the Amended and Restated Revolving Line of Credit Note by and between the Company and Wells Fargo dated July 1, 2015 (together, the “Amended Credit Facility”). On February 11, 2016, the parties agreed to terminate the Amended Credit Facility, and the Company repaid the approximately $3.8 million outstanding under the Amended Credit Facility using its restricted cash. The Company did not incur any termination penalties in connection with the termination of the Amended Credit Facility. The material terms of the Amended Credit Facility are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2015 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: February 11, 2016	By:	/s/ Paul Wagner
Paul Wagner Chief Financial Officer